                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 August 27, 2003
--------------------------------------------------------------------------------
                        (Date of earliest event reported)


                         Progress Financial Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Pennsylvania                             0-14815                      23-2413363
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)         (IRS Employer
of incorporation)                                            Identification No.)



4 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania                  19422-0764
--------------------------------------------------------------------------------
 (Address of principal executive offices)                             (Zip Code)


                                 (610) 825-8800
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report)

ITEM 5.           OTHER EVENTS

         Progress Financial Corporation ("Progress") and FleetBoston Financial Corporation ("FleetBoston") entered into an Agreement and Plan of Merger, dated as of August 27, 2003 (the "Agreement"), which sets forth the terms and conditions pursuant to which Progress will be merged with and into FleetBoston (the "Merger"). The Agreement provides, among other things, that as a result of the Merger each outstanding share of Progress common stock (subject to certain exceptions) will be converted into the right to receive 0.9333 (the "Exchange Ratio") of a share of FleetBoston common stock, plus cash in lieu of any fractional share interest. The Exchange Ratio is fixed at 0.9333 provided the average closing price of FleetBoston common stock is not more than 10% above or below the starting price of $30.00. The average closing price means the average of the daily last sales prices for FleetBoston common stock as reported on the New York Stock Exchange for the 10 consecutive full trading days ending at the close of trading on the determination date, which is the date on which the last required regulatory approval is received. If the average closing price is more than 10% above or more than 10% below the $30.00 starting price, then the Exchange Ratio will be adjusted to provide Progress stockholders with a maximum per share value of $30.80 and a minimum per share value of $25.20, respectively.

         Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the shareholders of Progress and (ii) the receipt of requisite regulatory approvals of the Merger and the proposed merger of Progress' banking subsidiary, Progress Bank, with and into FleetBoston's banking subsidiary, Fleet National Bank.

         The directors and executive officers of Progress, who own in the aggregate approximately 12% of the outstanding shares of Progress common stock (excluding options to purchase Progress common stock), have agreed to enter into a stockholder agreement with FleetBoston, pursuant to which the directors and executive officers will vote all of their shares of Progress common stock in favor of approval of the Agreement.

         The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 2.1 to this report and is incorporated herein by reference. For additional information, reference is made to the press release announcing the execution of the Agreement, a copy of which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      The following exhibits are included with this Report:

         Exhibit No.    Description
         -----------    -----------
         2.1            Agreement and Plan of Merger by and among FleetBoston
                        Financial Corporation and Progress Financial
                        Corporation, dated August 27, 2003

         2.2 Form of Agreement and Plan of Merger by and between Fleet National Bank and Progress Bank (included as
                        Exhibit A to the Agreement filed as Exhibit 2.1)

         2.3 Form of Affiliate Letter, dated August 27, 2003, executed by directors and executive officers of Progress
                        (included as Exhibit B to the Agreement filed as Exhibit 2.1)

         99.1           Press Release, dated August 28, 2003 (1)

------------------
(1) Incorporated by reference from the filing by Progress pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 on August 28, 2003.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PROGRESS FINANCIAL CORPORATION


                                        By:  /s/ MICHAEL B. HIGH
                                             -------------------------------
                                             Name:  Michael B. High
                                             Title: Chief Operating Officer and
                                                    Chief Financial Officer

Date:  September 3, 2003